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As of December 22, 1999

VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

         Attention:  Global Custody Division

  Re: Global Custody Agreement, Effective May 1, 1996, as amended November 20, 1997 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A and Appendix A, respectively, attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Equity Funds III (successor to Delaware Group Equity Funds III, Inc.) for the benefit of the Delaware Technology and Innovation Fund, Delaware American Services Fund, Delaware Large Cap Growth Fund and Delaware Research Fund (the "Series") hereby appoints The Chase Manhattan Bank to provide custodial services for the Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A and Appendix A, respectively, to the Agreement effective December 22, 1999. Kindly acknowledge your agreement to provide such services and to add the Series to Schedule A and Appendix A, respectively, to the Agreement by signing in the space provided below.

                                  DELAWARE GROUP EQUITY FUNDS III
                                  on behalf of Delaware Technology and
                                  Innovation Fund, Delaware American
                                  Services Fund, Delaware Large Cap Growth
                                  Fund and Delaware Research Fund


                                  By:  /s/ David K. Downes
                                       ----------------------------------
                                       David K. Downes
                                  Its: President, Chief Executive Officer
                                       Chief Operating Officer
                                       Chief Financial Officer


AGREED:

THE CHASE MANHATTAN BANK


By:  /s/ Rosemary M. Stidmon
     ---------------------------
     Rosemary M. Stidmon

Its: Vice President